Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our audit reports dated March 9, 2001 and April 27, 2000 in this Form SB-2A of Gimmeabid.com, Inc. for the years ended December 31, 200 and 1999, which is a part of this Form SB-2A and all references to our firm included in this Form SB-2A.



HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
April 11, 2001

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